EXHIBIT 10.1

SUPPLY AGREEMENT

This Supply Agreement (the “Agreement”), dated as of March 16, 1992, between Vision-Sciences, Inc., a Delaware corporation (“VSI”), and Asahi Optical Co., Ltd., a Japanese corporation (“Asahi”),

WITNESSETH:

WHEREAS, Asahi manufactures certain endoscope units and accessories; and

WHEREAS, VSI desires to purchase certain endoscope units, parts and accessories from Asahi and Asahi desires to sell such products to VSI all upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1:  PRODUCTS AND DEFINITIONS

1.1           PRODUCTS.  Subject to the terms and conditions of this Agreement, Asahi agrees to manufacture and sell to VSI and VSI agrees to purchase from Asahi certain Asahi Components.

1.2           DEFINITIONS.  For purposes of this Agreement capitalized terms used herein shall have the following meanings:

(a)          Asahi Components shall mean any standard or catalog devices, subassemblies and components used to assemble or repair VSI Endoscopes.

(b)         Asahi Information shall mean any design documentation which are the property of Asahi and utilized in the manufacture of Asahi Components, VSI Endoscopes or any improvements of either.

(c)          VSI Endoscope shall mean any endoscope designed by VSI which incorporates a disposable sheath assembly including disposable channels and which is manufactured using VSI Information.

(d)         VSI Information shall mean any design documentation, information, knowledge, data, issued or pending patents or materials which are the property of VSI and utilized in the manufacture of VSI Endoscopes or any improvements thereof.

(e)          VSI Specification shall mean any product or quality standard specified to Asahi by VSI for Asahi Components to be purchased by VSI.

SECTION 2:  PURCHASE AND SALE OF PRODUCTS

2.1           QUANTITY.  During the term of this Agreement, VSI will provide Asahi with a three month firm written purchase order for the exact quantity and VSI Specifications of the Products it shall purchase during such three month period.  Asahi will confirm purchase order with expected delivery dates within fourteen (14) days.  Once Asahi has confirmed purchase order, Asahi shall give equal priority to the production and delivery of Products for VSI as to any such Products or substantially similar products produced for the benefit of Asahi.  Nothing in this Agreement shall prohibit VSI from manufacturing or contracting with another party to manufacture any VSI endoscope.

2.2           PRICE.  Asahi will provide VSI with firm price quotations prior to purchase order.

2.3           DELIVERY.  Asahi shall deliver to VSI any Products ordered by VSI in finished form according to VSI Specifications and packaged in the manner requested by VSI.  Asahi shall ship VSI’s orders to such locations as VSI may from time to time hereafter designate in writing to Asahi, F.O.B. Asahi’s place of manufacture.  Shipping costs will be added to VSI’s invoice or shipped freight collect.  If Asahi fails to meet VSI’s delivery requirements and VSI finds it necessary to require shipment of any Product by a method of transportation other than the method originally specified, Asahi shall reimburse VSI the amount, if any, by which the cost of the more expeditious method of transportation exceeds the cost of the method of transportation originally specified unless such failure is due to causes beyond the control and without fault or negligence of Asahi.

2.4           PAYMENT.  Payment for each shipment to VSI of the Products is due from VSI within thirty (30) days following VSI’s receipt of the Products.

SECTION 3:  WARRANTY AND NON-CONFORMING PRODUCTS

3.1           WARRANTY.  The Products purchased by VSI and delivered by Asahi hereunder shall conform to VSI Specification.  Asahi provides no warranty to VSI but agrees to discuss in good faith any Asahi Products problems requiring product exchange or recall.

3.2           NON-CONFORMING PRODUCTS.  VSI may reject any Product (or shipment) which does not conform to VSI Specifications.  In order to reject a Product, VSI must give notice to Asahi of VSI’s intent to reject within ten (10) days after VSI’s receipt of the alleged non-conforming Products.  Asahi will replace Non-Conforming Products with other Products of good quality as soon as possible.

SECTION 4:  PATENT

VSI takes all responsibilities regarding the patent infringement claimed by any third party as to the VSI endoscopes including the patent regarding the parts VSI purchased from Asahi and keeps Asahi indemnified from the third party’s claim.  On the other hand, Asahi does not require VSI to pay to Asahi royalty for the parts VSI purchases from Asahi and Asahi offers assistance to VSI in defending the claim brought up by third party.  In case VSI endoscope or its parts purchased from third party infringes Asahi’s patent, VSI is ready to pay royalty.

SECTION 5:  PROPRIETARY INFORMATION

5.1           CONFIDENTIALITY.  VSI and Asahi each shall, during the Initial Term or any Renewal Term of this Agreement and thereafter for eternity, hold in confidence, and use its best efforts to have all of its affiliates, agents, officers, directors and employees hold in confidence, all knowledge and information of a secret or confidential nature with respect to the business of the other party and shall not disclose, publish or make use of the same without the consent of the other party for any purpose whatsoever, except to the extent necessary to fulfill its obligations hereunder or if such information shall have become public knowledge other than by breach of this Agreement or except as may be required by law.  Upon termination or expiration of this Agreement, each party shall, within two (2) business days of receipt of a request thereof, return to the other party all copies of all confidential information of the requesting party and all other tangible manifestations of such confidential information.

5.2           COMPENSATION.  VSI and Asahi each agree that the remedy at law for any breach of this Section 5 would be inadequate and that the non-breaching party shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 5.

SECTION 6:  TERM OF AGREEMENT

6.1           INITIAL TERM.  The term of this Agreement shall commence as of the date hereof and shall remain in full force and effect until the third anniversary of the date hereof (the “Initial Term”), unless renewed as provided in Subsection 6.2 below or sooner terminated pursuant to Section 7 hereof.

6.2           RENEWAL TERM.  At the expiration of the Initial Term (and, if applicable, at the expiration of any Renewal Term), the term of this Agreement shall be automatically renewed for additional two (2) year period (“Renewal Term”) unless this Agreement is terminated pursuant to Section 7 hereof or unless either party provides the other with one (1) year prior written notice of its intent not to renew this Agreement.

SECTION 7:  TERMINATION

This Agreement may be terminated during the Initial Term or any Renewal Term, at any time, as follows:

7.1           MUTUAL CONSENT.  By the written mutual consent of VSI and Asahi.  In the event of such termination by agreement, except as set forth in Section 5 hereof, neither party shall have any further obligation or liability under this Agreement.

7.2           BREACH.  By the non-breaching party if there has been a breach of any material provision of this Agreement by the other party which breach either (i) cannot be cured by the breaching party, or (ii) has not been cured by the breaching party within thirty (30) days of having received written notice of such breach from the non-breaching party.

7.3           BANKRUPTCY.  At the option of the other party, if either party makes any assignment for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of all of either party’s property, or if either party files a voluntary petition under federal bankruptcy laws or similar statutes or such a petition is filed against either party and is not dismissed within sixty (60) days.

SECTION 8:  FORCE MAJEURE

Neither party hereto will be liable to the other for default or delay in the performance of any of its obligations hereunder (except an obligation to make payments when due), including, but not limited, due to Act of God, accident, fire, riot, war, strike, concerted acts of workers, governmental law, ordinance, rule or regulation, whether valid or invalid, inability to obtain electricity or other type of energy, raw material, labor, equipment or transportation, or any similar or different contingency beyond its reasonable control which would make performance commercially impracticable.  If such party shall have used its reasonable efforts to avoid such occurrence and minimize its duration, such party shall give notice to the other party in writing promptly, and thereupon the affected party’s performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

SECTION 9:  ARBITRATION

In the event of a disagreement over any term or provision contained in this Agreement which has not been resolved by the parties hereto within sixty (60) days after both parties have written notice of such dispute, the parties hereby agree that the matter shall be settled and finally determined by arbitration in accordance with the rules and regulations of a mutually acceptable International Arbitration Organization.  The decision rendered in any such arbitration shall be final and binding upon the parties and may be entered in any court having jurisdiction thereof for a judicial acceptance of the award or an order of enforcement, as the case may be.  The parties shall each pay one-half of the reasonable costs and expenses incurred for the fees and expenses of the arbitrator or arbitrators.

SECTION 10:  MISCELLANEOUS PROVISIONS

10.1         GOVERNING LAW.  This Agreement shall be governed by and interpreted in accordance with the laws of Japan.  This Agreement is in the English language only, which shall be controlling for all purposes.

10.2         WAIVER.  The waiver by any party of a breach or a default of any provision of this Agreement shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of a party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege.

10.3         NOTICES.  Any notice or other communication required or permitted to be delivered in connection with this Agreement must be in writing in the English language and shall, when mailed (which mailing must be accomplished by first class mail, registered mail or certified mail, postage prepaid, or overnight courier service) or telefaxed, be deemed given three (3) days after deposited in the mails or one (1) day after delivered in person or to the telefax company, respectively, addressed to the addressee as follows or to such other address which addressee shall have specified in a notice actually received by the addressor:

To VSI:	Vision-Sciences, Inc.
6 Strathmore Road
Natick, Massachusetts 01760
Facsimile: (508) 650-9976

Attn: Mr. David W. Prigmore, President

To Asahi:	Asahi Optical Co., Ltd.
36-9, Maeno-cho 2-chome,
Itabashi-ku, Tokyo
Facsimile: (03) 3960-5226

Attn: Mr. Kinhei Yajima, Managing Director

10.4         ENTIRE AGREEMENT.  This Agreement contains the full understanding of the parties hereto, except the Letter Agreement dated March 14, 1992 regarding indemnification provided to Asahi by VSI, with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto.  No waiver, alteration, amendment, or modification of any of the provisions of this Agreement shall be binding unless made in writing and signed by each of the parties hereto.  The parties hereto hereby confirm that this Agreement shall have no effect upon the Non–Exclusive License Agreement entered into September 28, 1989 by and among Asahi, OpieLab, Inc., a wholly-owned subsidiary of VSI and O.S. Limited Partnership, a limited partnership organized and existing under the laws of the State of Washington.

10.5         SEVERABILITY.  In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular provision held to be unenforceable.

10.6         SUCCESSORS AND ASSIGNS.  This Agreement shall be binding and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives and successors.  It is not the intention of either party to assign this Agreement.  VSI may request Asahi’s written consent, which will not be unreasonably withheld, in the case VSI seeks to assign by merger or sale of assets.

10.7         STATUS OF PARTIES.  The relationship of the parties hereunder shall be and at all times remain one of independent contractors, and neither party shall have any authority to create or assign obligations on behalf of the other party hereto.

10.8         COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

VISION-SCIENCES, INC.		ASAHI OPTICAL CO., LTD.

By:	/s/ David W. Prigmore	By:	/s/ Tohru Matsumoto
	David W. Prigmore		Tohru Matsumoto
	President		President

AMENDMENT

TO SUPPLY AGREEMENT

THIS AMENDMENT, made and entered into as of this 1st day of October, 2002 by and between Vision Sciences, Inc., a corporation organized and existing under the laws of Delaware, having its registered office at 9 Strathmore Road, Natick, Massachusetts 01760, U.S.A. (hereinafter referred to as “VSI”) and Pentax Corporation, a corporation organized and existing under the laws of Japan, having its registered office at 2-36-9, Maeno-cho, Itabashi-ku, Tokyo 174-8639, Japan (hereinafter referred to as “PC”)

WITNESSETH:

WHEREAS, VSI and PC (ASAHI Optical Co., Ltd. changed its company name to Pentax Corporation as of 1st October, 2002.) entered into a Supply Agreement as of 16th day of March, 1992 (hereinafter referred to as “Original Supply Agreement”) under which PC sells to VSI and VSI purchases from PC the (1) standard or catalog devices, subassemblies and components to be incorporated into VSI’s products and (2) accessories of PC’s endoscope products; and

WHEREAS, VSI and PC have recently reached an accord of their opinions to amend Original Supply Agreement,

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1.             VSI and PC acknowledge that Original Supply Agreement have been renewed for 8 years after the expiration of the Initial Term in accordance with Article 6.2 of Original Supply Agreement and that current expiry date of the term of Original Supply Agreement is March 16, 2003.

2.             Article 6.2 of Original Supply Agreement shall be amended to read as follow:

“6.2 Renewal Term

At the expiration of the Initial Term (and, if applicable, at the expiration of any Renewal Term), the term of this Agreement may be renewed for additional two (2) year period (“Renewal Term”) by mutual agreement at least three (3) months prior to the expiration.”

3.             This Amendment shall become effective as of the day first above written.

4.             Except to the extent amended by this Amendment, Original Supply Agreement is hereby in all respects confirmed and shall continue in full force and effect.

5.             This Amendment has been signed in two counterparts each of which shall be deemed to be an original.  Each party acknowledges, by its signature to this Amendment, the receipt of a fully signed original counterpart.

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IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first hereinabove written.

Vision Sciences, Inc.

By:	/s/ Katsumi Oneda
Katsumi Oneda, President/CEO

Date:	10/15/02

Pentax Corporation

By:	/s/ Nobuo Miura
Nobuo Miura,
Senior General Manager/SEO
Life Care Business Headquarters

Date:	3 Oct 2002

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